                                                                     EXHIBIT 3.1





                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                          A I M MANAGEMENT GROUP INC.

                         Adopted Effective May 20, 1996

                              TABLE OF CONTENTS

                                                                            Page
ARTICLE I     OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     SECTION 1.1.   Registered Office . . . . . . . . . . . . . . . . . . .    1
     SECTION 1.2.   Other Offices . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II    MEETINGS OF STOCKHOLDERS. . . . . . . . . . . . . . . . . . .    1
     SECTION 2.1.   Annual Meeting  . . . . . . . . . . . . . . . . . . . .    1
     SECTION 2.2.   Voting List . . . . . . . . . . . . . . . . . . . . . .    1
     SECTION 2.3.   Special Meeting . . . . . . . . . . . . . . . . . . . .    1
     SECTION 2.4.   Notice of Meeting . . . . . . . . . . . . . . . . . . .    2
     SECTION 2.5.   Notification of Nominations . . . . . . . . . . . . . .    2
     SECTION 2.6.   Quorum  . . . . . . . . . . . . . . . . . . . . . . . .    2
     SECTION 2.7.   Voting  . . . . . . . . . . . . . . . . . . . . . . . .    3
     SECTION 2.8.   Organization of Meetings  . . . . . . . . . . . . . . .    3
     SECTION 2.9.   Consent of Stockholders . . . . . . . . . . . . . . . .    3
     SECTION 2.10.  Voting of Stock of Certain Holders  . . . . . . . . . .    4
     SECTION 2.11.  Treasury Stock  . . . . . . . . . . . . . . . . . . . .    4
     SECTION 2.12.  Fixing Record Date  . . . . . . . . . . . . . . . . . .    4

ARTICLE III   BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . .    4
     SECTION 3.1.   Powers  . . . . . . . . . . . . . . . . . . . . . . . .    4
     SECTION 3.2.   Number, Election and Term . . . . . . . . . . . . . . .    5
     SECTION 3.3.   Vacancies, Additional Directors and Removal From Office    5
     SECTION 3.4.   Regular Meeting . . . . . . . . . . . . . . . . . . . .    5
     SECTION 3.5.   Special Meeting . . . . . . . . . . . . . . . . . . . .    5
     SECTION 3.6.   Notice of Special Meeting . . . . . . . . . . . . . . .    5
     SECTION 3.7.   Quorum and Participation  . . . . . . . . . . . . . . .    5
     SECTION 3.8.   Action Without Meeting  . . . . . . . . . . . . . . . .    6
     SECTION 3.9.   Compensation  . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE IV    COMMITTEES OF DIRECTORS . . . . . . . . . . . . . . . . . . .    6
     SECTION 4.1.   Designation, Powers and Name  . . . . . . . . . . . . .    6
     SECTION 4.2.   Minutes . . . . . . . . . . . . . . . . . . . . . . . .    7
     SECTION 4.3.   Compensation  . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE V     ADVISORY DIRECTORS. . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE VI    NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     SECTION 6.1.   Methods of Giving Notice  . . . . . . . . . . . . . . .    7
     SECTION 6.2.   Written Waiver  . . . . . . . . . . . . . . . . . . . .    8

ARTICLE VII   OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     SECTION 7.1.   Officers  . . . . . . . . . . . . . . . . . . . . . . .    8
     SECTION 7.2.   Election and Term of Office . . . . . . . . . . . . . .    8
     SECTION 7.3.   Removal and Resignation . . . . . . . . . . . . . . . .    8
     SECTION 7.4.   Vacancies . . . . . . . . . . . . . . . . . . . . . . .    9
     SECTION 7.5.   Salaries  . . . . . . . . . . . . . . . . . . . . . . .    9
     SECTION 7.6.   Chairman and Vice Chairman of the Board . . . . . . . .    9
     SECTION 7.7.   Chairman and Chief Executive Officer  . . . . . . . . .    9
     SECTION 7.8.   President . . . . . . . . . . . . . . . . . . . . . . .    9
     SECTION 7.9.   Vice Presidents . . . . . . . . . . . . . . . . . . . .   10
     SECTION 7.10.  Secretary . . . . . . . . . . . . . . . . . . . . . . .   10
     SECTION 7.11.  Treasurer . . . . . . . . . . . . . . . . . . . . . . .   10
     SECTION 7.12.  Assistant Secretaries and Assistant Treasurers. . . . .   11
     SECTION 7.13.  Assistant Vice Presidents . . . . . . . . . . . . . . .   11

ARTICLE VIII  CERTIFICATES OF STOCK . . . . . . . . . . . . . . . . . . . .   11
     SECTION 8.1.   Issuance  . . . . . . . . . . . . . . . . . . . . . . .   11
     SECTION 8.2.   Lost Certificates . . . . . . . . . . . . . . . . . . .   12
     SECTION 8.3.   Transfers . . . . . . . . . . . . . . . . . . . . . . .   12
     SECTION 8.4.   Registered Stockholders . . . . . . . . . . . . . . . .   12

ARTICLE IX    DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     SECTION 9.1.   Declaration . . . . . . . . . . . . . . . . . . . . . .   12
     SECTION 9.2.   Reserve . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE X     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .   13
     SECTION 10.1.  Third Party Actions . . . . . . . . . . . . . . . . . .   13
     SECTION 10.2.  Actions by or in the Right of the Corporation . . . . .   13
     SECTION 10.3.  Determination of Conduct  . . . . . . . . . . . . . . .   14
     SECTION 10.4.  Payment of Expenses in Advance  . . . . . . . . . . . .   14
     SECTION 10.5.  Indemnity Not Exclusive . . . . . . . . . . . . . . . .   14
     SECTION 10.6.  Insurance . . . . . . . . . . . . . . . . . . . . . . .   14
     SECTION 10.7.  Constituent Corporation . . . . . . . . . . . . . . . .   14

ARTICLE XI    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .   15
     SECTION 11.1.  Seal  . . . . . . . . . . . . . . . . . . . . . . . . .   15
     SECTION 11.2.  Books . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE XII   AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                          A I M MANAGEMENT GROUP INC.


                                   ARTICLE I

                                    OFFICES

         SECTION 1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be The Corporation Trust Company.

         SECTION 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1. Annual Meeting. The annual meeting of stockholders for the election of directors shall be held at such place either within or without the State of Delaware and at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 2.2. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 2.3. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The President so calling, or the directors or stockholders so requesting, any such meeting shall fix the date and time of, and the place (either within or without the State of Delaware) for, the meeting.

         SECTION 2.4. Notice of Meeting. Written notice of the annual and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than 60 days before the meeting.

         SECTION 2.5. Notification of Nominations. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors and had the corporation been subject to such proxy rules at the time of such nomination; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         SECTION 2.6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding the other provisions of the Certificate of Incorporation or these by-laws, the holders of a majority of the shares of stock present in person or represented by proxy, although not constituting a quorum, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one, or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

         SECTION 2.8. Organization of Meetings. (a) The Chairman of the Board of Directors shall preside at each meeting of stockholders. In the absence of the Chairman of the Board, the meeting shall be chaired by an officer of the corporation in accordance with the following order: Vice Chairman of the Board (if any), Chairman and Chief Executive Officer, President, Executive Vice President (if any), Senior Vice President (if any) and Vice President. In the absence of all such officers, the meeting shall be chaired by a person chosen by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat.

                          (b)  The Board of Directors of the corporation shall
be entitled to make such rules and regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board of Directors or the chairman of the meeting determines that meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         SECTION 2.9. Consent of Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Secretary of the corporation to those stockholders who have not consented in writing.

         SECTION 2.10. Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

         SECTION 2.11. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

         SECTION 2.12. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment or rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


                                  ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.1. Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         SECTION 3.2. Number, Election and Term. The number of directors which shall constitute the whole Board of Directors shall be not less than three. Such number of directors shall from time to time be fixed and determined by resolution of the Board of Directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify or until his earlier resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

         SECTION 3.3. Vacancies, Additional Directors and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

         SECTION 3.4. Regular Meeting. A regular meeting of the Board of Directors shall be held each year at the place of, and immediately following, the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide by resolution, either within or without the State of Delaware, without notice other than such resolution.

         SECTION 3.5. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the time and place of holding such meeting.

         SECTION 3.6. Notice of Special Meeting. Written or telephonic notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given with respect to any matter where notice is required by statute.

         SECTION 3.7. Quorum and Participation. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these by-laws. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person and attendance at such meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         SECTION 3.9. Compensation. Directors, as such, shall be entitled to any compensation for their services which is voted by the stockholders or the Board of Directors, including a fixed sum and expenses of attendance, if any, which may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these by-laws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                            COMMITTEES OF DIRECTORS

         SECTION 4.1. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation. Each committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The Executive Committee, if any, may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 4.2. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         SECTION 4.3. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.


                                   ARTICLE V

                               ADVISORY DIRECTORS

         SECTION 5. In addition to the Officers of the corporation, there may be one or more advisory directors who shall be appointed by the Board of Directors. Advisory directors shall provide advice and information to the Board of Directors and shall have such other advisory responsibilities to the Board as shall be requested by the Board of Directors from time to time, but shall not be members of the Board of Directors of the corporation, shall not be held out to the public or to stockholders as directors and shall have no powers to act on behalf of the corporation or to act in any other capacity as directors. Advisory directors shall not be permitted to initiate or second motions of, or to vote on actions considered by, the Board of Directors. References to "directors" throughout these by-laws and other corporate documents shall not include advisory directors, unless the term "advisory director", specifically, is used; however, to the extent that liability is asserted as arising from action taken by the Board of Directors and it is asserted that an advisory director participated in or contributed to the action taken, the advisory director's liability shall be considered to be within the scope of the indemnification provided in Article X for directors, officers, employees and agents under the indemnification provisions of Section 145 of the Delaware General Corporation Law. Advisory directors shall be entitled to such compensation for their services as may be determined from time to time by the Board of Directors, and may be reimbursed reasonable expenses associated with the services rendered by them. No provision of these by-laws shall be construed to preclude any advisory director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE VI

                                     NOTICE

         SECTION 6.1. Methods of Giving Notice. Whenever, under the provisions of the statutes of the State of Delaware, the Certificate of Incorporation or these by-laws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally in person or by telephone, by telex or telecopier, telegram or via overnight courier. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telex or telecopier, notice to a director or member of a committee shall be deemed to be given upon transmittal; if sent by telegram, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company; and if sent via overnight courier, notice to a director or member of a committee shall be deemed to be given when delivered against a receipt therefor.

         SECTION 6.2. Written Waiver. Whenever any notice is required to be given under the provisions of the statutes of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  ARTICLE VII

                                    OFFICERS

         SECTION 7.1. Officers. The officers of the corporation shall be a Chairman of the Board, Vice Chairman of the Board (if such office is created by the Board), a Chairman and Chief Executive Officer, Chief Operating Officer, a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. In the event that the Board of Directors creates the office of Vice Chairman of the Board, the Board shall, by resolution, define the duties of such office. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices, other than the offices of Chairman and Chief Executive Officer and Secretary, or President and Secretary, may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board and any Vice Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

         SECTION 7.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been elected and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman of the Board and the Vice Chairman of the Board, if such office is created by the Board.

         SECTION 7.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 7.4. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 7.5. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director or advisory director.

         SECTION 7.6. Chairman and Vice Chairman of the Board . The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders of the corporation. In the absence of the Chairman, such duties shall be attended to by the Vice Chairman of the Board, if such office is created by the Board, and as provided in Section 2.8(a) of these by-laws, with respect to meetings of the stockholders. The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy of the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

         SECTION 7.7. Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman or Vice Chairman of the Board (if such office is created by the Board), the Chairman and Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders. He may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board, if he is so designated by such Chairman or, in the Chairman's absence, by the Vice Chairman. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman and Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The Chairman and Chief Executive Officer shall keep the Board of Directors fully informed and shall consult them concerning the business of the corporation. He may execute certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation. He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of Chairman and Chief Executive Officer and such other duties as may be prescribed by the stockholders or the Board of Directors from time to time.

         SECTION 7.8.     President.  The President shall be the Chief
Operating Officer of the corporation and shall have such other duties and perform such other responsibilities as may be delegated to him by the Board of Directors or the Chairman and Chief Executive Officer, and, in the absence of the Chairman and Chief Executive Officer, shall assume the responsibilities of that office in addition to his other responsibilities. The President shall keep the Chairman and Chief Executive Officer and the Board of Directors fully informed and shall consult them concerning the operations of the corporation. He may execute certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation. In the absence of the Chairman and Chief Executive Officer, the President shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and, in general, he shall perform all other duties normally incident to the office of the President and such other duties as may be prescribed by the stockholders, the Board of Directors or the Chairman and Chief Executive Officer from time to time.

         SECTION 7.9. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may execute certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee.

         SECTION 7.10. Secretary. The Secretary shall: (a) attend meetings of the Board of Directors, committees of directors and the stockholders and shall keep the minutes of such meetings of the Board of Directors, committees of directors and the stockholders; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the Chairman and Chief Executive Officer, the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman and Chief Executive Officer, the President, the Board of Directors or the Executive Committee.

         SECTION 7.11. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories;
(b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the Chairman and Chief Executive Officer, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman and Chief Executive Officer, the President, the Board of Directors or the Executive Committee. If required by the Board of Directors, the Treasurer shall give the corporation a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         SECTION 7.12. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman and Chief Executive Officer, the President, the Board of Directors or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the Chairman and Chief Executive Officer, the President, or an Executive Vice President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

         SECTION 7.13. Assistant Vice Presidents. The Assistant Vice Presidents shall, in general, perform such duties as shall be assigned to them by the President, any Vice President, the Board of Directors or the Executive Committee. The Assistant Vice Presidents shall, in the absence of a Vice President, perform all functions and duties which such absent officer may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office.


                                  ARTICLE VIII

                             CERTIFICATES OF STOCK

         SECTION 8.1. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman and Chief Executive Officer, the President, an Executive Vice President or a Vice President, and by the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be facsimiles. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor in accordance with
Section 8.2 of these by-laws. Certificates shall not be issued representing fractional shares of stock.

         SECTION 8.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

         SECTION 8.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereto authorized by power of attorney and filed with the Secretary of the corporation or the transfer agent, if any.

         SECTION 8.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


                                   ARTICLE IX

                                   DIVIDENDS

         SECTION 9.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE X

                                INDEMNIFICATION

         SECTION 10.1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as a member of the Indemnified Class. For purposes of this Article X, the Indemnified Class shall include any person who is or was a director (including an advisory director), officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director (including an advisory director), officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. The corporation shall indemnify any member of the Indemnified Class against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 10.2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a member of the Indemnified Class, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 10.3. Determination of Conduct. The determination that a director, officer, employee or agent (including any advisory director) has or has not met the applicable standard of conduct set forth in Sections 10.1 and
10.2 (unless indemnification is ordered by a court) shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         SECTION 10.4. Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent (including any advisory director) to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article X.

         SECTION 10.5. Indemnity Not Exclusive. The indemnification and advancement of expenses provided hereunder or granted pursuant to the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent (including any advisory director) and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 10.6. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director (including an advisory director), officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director (including an advisory director), officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service to employee benefit plans, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article X of these by-laws.

         SECTION 10.7.    Constituent Corporation.  For the purpose of this
Article X, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director (including an advisory director), officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director (including an advisory director), officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service to employee benefit plans, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE XI

                                 MISCELLANEOUS

         SECTION 11.1. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         SECTION 11.2. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the corporation at Houston, Texas, or at such other place or places as may be designated from time to time by the Board of Directors.


                                  ARTICLE XII

                                   AMENDMENT

         SECTION 12. These by-laws may be altered, amended or repealed at any regular or special meeting of the Board of Directors without prior notice.





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